UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) October 22, 2007
                               (October 19, 2007)

                              Citrix Systems, Inc.
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               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

             0-27084                                    75-2275152
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    (Commission File Number)                (IRS Employer Identification No.)


851 West Cypress Creek Road, Ft. Lauderdale, Florida             33309
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     (Address of Principal Executive Offices)                  (Zip Code)

                                 (954) 267-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, If Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                        Section 2--Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

            On October 19, 2007, Citrix Systems, Inc., a Delaware corporation ("Citrix"), completed its previously announced acquisition of XenSource, Inc., a privately held Delaware corporation headquartered in Palo Alto, California ("XenSource"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of August 14, 2007 and as amended on September 20, 2007, by and among Citrix, PVA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Citrix, PVA Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Citrix, XenSource, and John G. Connors, as stockholder representative (the "Merger Agreement"). The purchase price was approximately $500 million payable in a combination of cash and Citrix common stock, which includes the assumption of approximately $106 million in unvested stock options. For purposes of the Merger Agreement, the stock consideration is based on a per share value for Citrix's common stock of $36.18. $62.5 million of the purchase price was placed in escrow as security for the indemnity obligations under the Merger Agreement. The purchase price was determined in arms length negotiations between Citrix and XenSource.

            The Sevin Rosen funds, a venture capital firm, was a stockholder in XenSource. Steve Dow, a director of Citrix, is a general partner of the Sevin Rosen funds and did not directly hold any interest in XenSource. Although the Sevin Rosen funds were represented on the Board of Directors of XenSource, Mr. Dow was not a director of XenSource. The Merger provided a return to all general partners of the firm, including Mr. Dow. Subject to certain assumptions, Citrix currently estimates that the potential allocation to Mr. Dow through the general partner entities of the Sevin Rosen funds related to the Merger is approximately $1.9 million. Mr. Dow has been on the Citrix Board of Directors since 1989 and currently owns 262,349 shares of Citrix common stock. Mr. Dow did not attend the meeting at which the Citrix Board approved the transaction and recused himself from the vote to approve the transaction. Consistent with Citrix's policies and the charter of the Nominating and Corporate Governance Committee of Citrix's Board of Directors, the Merger was reviewed and approved by the Nominating and Corporate Governance Committee. There are no material relationships among Citrix and XenSource or any of their respective affiliates or any of the parties to the Merger Agreement and related agreements, other than in respect of such agreements themselves and as disclosed in this Current Report on Form 8-K.

         The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement.

                  Section 9--Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

         The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

         The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(c) Exhibits.

         Exhibit No.      Description
         -----------      -----------

         99.1             Press release, dated October 22, 2007, of Citrix
                          Systems, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CITRIX SYSTEMS, INC.

October 22, 2007
                             By:   /s/ David J. Henshall
                                   David J. Henshall
                                   Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.               Description
-----------               -----------

99.1                      Press release, dated October 22, 2007, of Citrix
                          Systems, Inc.